Exhibit 10.4

000951

NUMBER: TWO HUNDRED AND SIXTY-NINE (269). BANK CREDIT. In the city of Guatemala, on December six, nineteen hundred and nineteen (12/06/2019), before me: LUIS AUGUSTO ZELAYA ESTRADE, Notary, appear: On the one hand, Engineer LUIS ROLANDO LARA GROJEC, who declares that he is             years old,           , Guatemalan, Mechanical Engineer, of this domicile, a person of my previous acquaintance, and who appears in his capacity as MANGER AND EX OFFICIO REPRESENTATIVE of BANCO INDUSTRIAL, SOCIEDAD ANÓNIMA, capacity he certifies with the Notarial deed containing his appointment, dated April twenty-nine, nineteen hundred and ninety-eight, authorized in this city by the Notary Anabella Mansilla Arévalo, who is registered in the General Registry of Commerce of the Republic, under registration number one hundred and thirty-nine thousand, eight hundred and thirty-two (139832), folio: one hundred and sixty (160), of book seventy-four (74) of Commercial Auxiliaries, and that in the course of this instrument may be simply referred to as “Bank” or “The Creditor”. And, on the other hand, Mr. SERGIO ENRIQUE CUEVAS PENEDO, who declares to be          years old,         , Guatemalan, Industrial Mechanical Engineer, of this domicile, who, given that he is not a person of my previous acquaintance, identifies himself with Personal Identification Document –DPI for its initials in Spanish—single identification code

                                                                                                                                   (                       ), issued by the National Registry of Individuals (RENAP for its initials in Spanish), Republic of Guatemala, Central America, appearing in his capacity as SPECIAL LEGAL REPRESENTATIVE WITH AUTHORIZATION of the entity known as PRICESMART (GUATEMALA), SOCIEDAD ANONIMA, capacity which he certifies with the first certified copy of public deed number one hundred and forty-seven (147), authorized in this city, on October five, two thousand and sixteen (10/05/2016), by the Notary Liliana Yolanda Sánchez Mack, which is duly registered in the Electronic Registry of Powers of Attorney of the General Office of Notarial Records, registration number one of power of attorney number three hundred and eighty-three thousand, five hundred and eighty-six dash E (383586-E), dated October ten, two thousand and sixteen (10/10/2016), and registered in the General Registry of Commerce of the Republic under registration number six hundred and sixty-seven thousand, three hundred and ninety-seven (667397), folio: five hundred and six (506) of book: ninety-two (92) of Mandates, dated October fourteen, two thousand and sixteen (10/14/2016) and, in addition to the powers expressed in the special power of attorney with representation pertaining to Sergio Enrique Cuevas Penedo, he is duly authorized by the corporation that he represents to  sign this agreement, as certified with the notarial deed authorized in this city, dated November twenty-nine, two thousand and nineteen (11/29/2019) by the Notary Liliana Yolanda Sánchez Mack, which is literally transcribed un the single point of deed number eighty (80), contained in folio zero zero eighteen (0018), of the book of minutes of the meetings of the Board of Directors, documented in the Board Meeting of the commercial entity known as PRICESMART (GUATEMALA), SOCIEDAD ANONIMA, dated November twenty-nine, two thousand and nineteen, in which he was authorized and approved to enter into this agreement and sign the documents required by the Bank, entity that throughout the course of this instrument may be simply and indistinctly referred to as “THE DEBTOR” and/or “The Owner”, as applicable. I attest: To be acquainted with the first of the appearing parties and not with the other appearing party who identifies himself with the before mentioned identification number, to have had at sight all the identified documents, especially those certifying the representations to be exercised, which broadly suffice according to Law and in my opinion, to enter into this agreement; that the appearing parties assure me to be of the personal data provided, to be free to exercise their civil rights; and that they hereby, and according to the resolution of the BOARD OF DIRECTORS of the Bank, grant the BANK LOAN AGREEMENT contained in the following clauses: FIRST: (REGARDING THE LOAN). The Debtor, represented as stated above, declares that BANK INDUSTRIAL, SOCIEDAD ANONIMA, according to the resolution identified at the end of this agreement, has granted it a Bank Loan for the amount of ONE HUNDRED AND SIXTY MILLION QUETZALS (official currency of the Republic of Guatemala) (Q160,000,000.00), amount of which is hereby, and as of this moment, it acknowledges to be the outright and unconditional debtor of and which shall be delivered as determined by the Bank Management, crediting such in the account it holds with the Bank, depending on the conditions of liquidity and any other conditions applicable to the Bank at the time of the disbursement, and as long as after the signing of this instrument, no cause arises which in the opinion of the Bank may endanger the insurability or recoverability of this loan, after submitting: a) the first certified copy of this deed, duly registered by the respective Property Registry, verifying the registration of the mortgage established further on in this same instrument;  certifying that the encumbered property has no other lien, annotation, limitation or partitioning that can affect the rights of the Bank; b)Certificate issued by the respective Property Registry certifying the place that the mortgage occupies; and c) In the event of informal or formal construction on the property, an insurance policy for the encumbered property that is satisfactory for the BANK. Except in the event that the Bank decides, in writing, to disburse prior to the submission of the before mentioned. The loan shall be destined to: Debt Consolidation. SECOND: (REGARDING THE TERM AND METHOD OF PAYMENT). I. The term of this agreement is TEN (10) YEARS, starting as of the date of this agreement. II- The amount of the loan shall be repaid to the Bank as follows: A grace period of Two (2) years and then through ninety-five (95) monthly consecutive installments of: ONE MILLION SIX HUNDRED AND SEVENTY THOUSAND QUETZALS (Q1,670,000.00) each, and a final payment for the amount of ONE MILLION THREE HUNDRED AND FIFTY QUETZALS (q1,350,000.00) on the month following the before stated final installment. III. “The Debtor” promises to make the first payment or installment on the twenty-fifth month, starting as of today. V- Every payment shall be made to the Cash department of the Bank, place which is fully known of by the Debtor, without any need for collection, nor any request for payment whatsoever in Quetzales, the official legal currency of Guatemala; lack of payment of any single one of such installments shall give the Bank the right to call in the loan and demand require the payment of the outstanding balance. THIRD: (REGARDING INTERESTS). The parties freely, voluntarily and expressly agree that, with regard to the outstanding balance of the loan capital which has been referred to herein, the Debtor acknowledges and is bound to pay interests during the first five years at a fixed rate of seven percent (7%) a year and subsequently as of the sixth year, the Debtor acknowledges and is bound to pay interests at a variable rate, set from time to time by the Bank and that shall originally be of seven percent (7%) a year. The interest rate in effect in this operation shall precisely correspond to the previously agreed on nominal interest rate, as long as the capital repayments and interest payments are made precisely in the manner and time set out in this document. The Debtor is expressly bound to resort to the offices of the Bank during the last five (5) days of each calendar month to be informed on the interest rate in effect for such month, as per that previously accepted. Not doing this in such way will not constitute an excuse for the nonpayment of interests, given that in such case the Debtor accepts that it is because it has obtained the information at another time or another manner and to possess such information. The interests earned must be paid on a monthly basis and upon the expiration of the term of the loan. The Debtor accepts to pay a surcharge for default interests at the rate set by the Bank in such case. The Debtor accepts that in the event of nonpayment of interests on the days, in the manner and method established for such effect, the Bank may call the loan in advance and enforce the collection of the total balance due including the default interests. FOURTH: (ACCEPTANCE AND OBLIGATIONS OF THE DEBTOR). The Debtor expressly accepts and is bound to the following: a) That the Bank may charge the commissions and expenses for the services actually provided in the delivery, account management, expenses and modifications; b) That the Bank charge the capital, interests, surcharges, commissions and expenses, as a full or partial payment of this loan to any open account it may have with such Bank; and, in the event of the nonpayment of that owed, in the already indicated manner, it hereby expressly, without any coercion, freely and irrevocably, authorizes the Bank to freely take and/or debit the amounts that are necessary to cover such payments and continue to attend to the loan, from that available in any account held in its favor with Banco Industrial, Sociedad Anónima or in the companies that are part of Grupo Financiero Corporación BI, for which purpose it hereby holds such, as well as its legal representatives, leaders, staff members and other employees harmless for the above indicated actions; c) That should it have a number of obligations or guarantees for one or several obligations in favor of the Bank or the companies that are part of Grupo Financiero Corporación BI, it expressly waives any right to charge for payments and irrevocably authorizes the Bank to apply any payment made for the concept of capital, interests, surcharges for collection and/or commissions or expenses of this loan to the release of the obligation or lien that the Bank considers convenient; allocation that the Bank may make in its favor and/or in favor of any of the companies that are part of Grupo Financiero Corporación BI, regardless or the reason or number of the loan or obligation consigned on the payment receipt issued to the creditor, in which case the Bank or the company of Grupo Financiero Corporación BI must send the record of the manner in which payments were ultimately applied, to the Debtor. Additionally, the parties understand that in the event of any doubt, the principle that the obligation or lien offering the most guarantees to the satisfaction of the Bank, will be the last to be released; d) That the taxes originating from this instrument, fees and expenses incurred in by the Bank as a result of this business, shall be borne by the Debtor, including those for out-of-court recovery, authorizing the Bank to pay or cover such, and charge them to its account; e) This loan may be assigned or negotiated in any way, without prior or subsequent notice or notification to “The Debtor”; f) That the Bank provide information on this loan to legally authorized persons or entities; g) That the Bank may freely and without limitations from “The Debtor” carry out inspections at the site of the loan investment or of its accounting or non-accounting records; h) To annually submit, during the one hundred and twenty (120) days following the end of each fiscal year and when the Bank so requires: financial statements or asset statements, as applicable to the last closing of accounts. The non-timely submittal of the before mentioned documents or if those submitted are unsatisfactory to the Bank in order to continue to grade the debtors as subjects of credit, the Bank may call in the loan in advance or require the payment of all the debit balances even by way of enforcement procedure; i) To grant the explanatory or amendment deeds that are necessary and promises to incorporate those obligations that are necessary to ensure the correct handling of this loan to such and in those cases in which due to an amendment to the laws or regulations relating to the banking industry in Guatemala it is necessary to incorporate such amendments to this loan; j) The Debtor shall carry out all bank operations derived from this loan through the services provided by Banco Industrial Sociedad Anónima and shall maintain a checking account with reasonable balances; k) The Debtor shall provide the Bank, upon its request, with a detailed report regarding the condition of the encumbered property and shall immediately inform on any alteration it may suffer with regard to its conservation, insurance and other circumstances that may affect the rights of the Bank, and accepts that the Bank may check the encumbered property, as many times as it considers convenient, during working hours, by means of its inspectors and at the expense of the Debtor; l) The Debtor is required to inform the Bank, in writing and in advance, of the following: the decision to introduce modifications to its Articles of Incorporation or its by-laws that can affect the strength of the company and is prohibited, except with prior and written authorization from the Bank, to reduce its capital or issue bonds or any other debenture representing the creation of privileged obligations, and any change to its shareholding structure that implies a change of control, according to the provisions regarding quorum or majority, in the shareholders meetings and/or board of directors, in the understanding that if this should occur, the Bank may call in the loan and require the immediate payment of such; and m) The encumbered property may not be sold, transferred in any way, newly encumbered or licensed for use, usufruct, lease or fragmented without written and authentic authorization from the Bank, and the violation of any of such prohibitions shall immediately result in the expiration of the term of the loan. FIFTH: (REGARDING THE GUARANTEE) A) To ensure the payment of FIFTY-EIGHT MILLION ONE HUNDRED AND SIXTY-NINE THOUSAND, SIX HUNDRED AND EIGHTY-FIVE POINT EIGHTY-NINE QUETZALS (Q.58,169,685.89) in capital, plus interests and costs, should such arise, “the Owner”, represented as stated, establishes a SECOND MORTAGE in favor of the Bank on the property which it legitimately and solely owns located at: Kilómetro veinte punto cinco, Carretera CA guión uno a El Savador, Municipio de Fraijanes, Departamento de Guatemala, with an area measuring twenty seven thousand nine hundred and forty-nine  point five hundred and fifty-one square meters (27,949.551 m2), which measures, area, boundaries and adjacencies are registered in its effective domain registration. Such property is registered in the General Property Registry under NUMBER: FIVE THOUSAND EIGHT HUNDRED AND FORTY-SIX (5846), FOLIO: THREE HUNDRED AND FORTY-SIX (346), OF BOOK: THREE HUNDRED AND FIFTY-TWO E (352E) OF GUATEMALA. With regard to the real property, warned by the undersigned Notary in the event of any misrepresentation of the truth, the Owner, represented as previously stated, declares: a) To be the sole and legitimate owner of the previously identified real property; b) That the real property bears an easement, as stated in its respective registration of ownership: c) That the real property currently has five leases in favor of the entities Payless Shoesource De Guatemala Limitada; Industria De Hamburguesas, Sociedad Anónima; Oriental Town, Sociedad Anónima, Farmacias Europeas, Sociedad Anónima; and Banco de América Central, Sociedad Anónima, which the Bank knows of; and d) That the real property has a mortgage lien which is in First Place in favor of Banco Industrial, Sociedad Anónima, which shall continue in force. The Owner continues to state that except for that previously indicated, the real property provided as collateral, as well as the fruits of such, are free of any other lien, annotation, embargo, usufruct, use or any other limitation, that there is no legal or administrative claim against it or against the real property, and requests that the General Property Registrar that upon registering the herein established mortgage it state the place that such lien occupies; that all that pertaining to the mortgaged real property in fact and by law be included in such mortgage.  As stated, in the event of formal or informal construction on the property, the Debtor is required to insure the encumbered property to the satisfaction of the Bank and with and endorsement in its favor, and must keep this insurance in force until the full payment of the loan, by means of the successive renewals of such insurance policy, which must be taken out at least one (1) month prior to the expiration of the previous policy, whereby the Debtor accepts that in the event that this obligation has not been fulfilled fifteen (15) days prior to the expiration of the policy, that the Bank pay the premium and charge the amount to the capital of this obligation, and may charge this immediately. The Owner credits the ownership of the real property with a certificate issued by the General Property Registry, document that the undersigned Notary has at sight at this time. B) To ensure the payment of: ONE HUNDRED AND ONE MILLION, EIGHT HUNDRED AND THIRTY THOUSAND THREE HUNDRED AND FOURTEEN POINT ELEVEN QUETZALS (q101,830,314.11) in capital, interests and costs, should they arise, that are not guaranteed with the mortgage, “The Debtor” shall personally respond for the collection of such amount or balances of such, for which purpose the Bank may require such through summary proceedings for collection, whether prior to, simultaneously or after exercising the foreclosure proceedings, and may embargo other properties that it owns. Every foreclosure of personal property shall be carried out if the Bank so requests this on the basis of the first bid that is presented, the appraisal of property or the amount of the loan. SIXTH: (PRECAUTIONARY ENTRY). The grantors of this agreement hereby request, in accordance with article one thousand one hundred and forty-nine (1149), number five (5) of the Civil Code, Decree-law one hundred and six (106), and article six (6), paragraph three, of Government Agreement thirty dash two thousand and five (30-2005), Rules and Regulations of the Property Registry to the Registrar of the General Property Registry, that in the event of any circumstance or error making the respective final registration of this public deed not possible, but remediable in a term of thirty days, that a PRECAUTIONARY ENTRY be granted in accordance to that set out in the law; in the understanding that upon the final registration, the effects of such be effective as of the date of the precautionary entry, in accordance to law. SEVENTH: (EARLY EXPIRATION OF THE TERM OF THE AGREEMENT). The Bank may call for the expiration of the term of the agreement or the eventual extensions of such and require payment of the loan balance, in any of the following events: A) Due to the nonpayment of the expiration of a single interest payment, installment of capital and/or expenses, fees and/or commissions set out in the agreement or its modifications. B) If the Debtor should fail to punctually fulfill the obligations it has contractually accepted in this instrument or its modifications, especially, but not limited to, the annual reporting, to the satisfaction of the Bank, during the last month of each contractual or calendar year, and when the audited asset statements or financial statements, as may be the case, to the last closing of accounts are required by the Bank; C) If the Debtor breaches the provisions and modifications set by the Creditor and which it has accepted in this instrument, as well as those corresponding in law, especially, but not limited to: I. Investing the loan in a form or manner other than that agreed on. II. If the properties or businesses owned by the Debtor are object of annotation, embargo, intervention or any other limitation that, in the opinion of the Bank, could affect the fulfillment of this obligation, as well as if such properties undergo deterioration, depreciation or risk, in the opinion of the Bank. III. Has sold, assigned, transferred, contributed, disposed of or in any way transferred, without prior authorization or consent from the Bank, its fixed assets, except in the event that the sale is carried out to replace the deteriorated assets or those that need to be replaced due to age or depreciation and such replacement is recorded in the financial statements. And IV. That the Debtor has refused to collaborate with the Bank in allowing for the physical inspection of its encumbered properties and/or the site where it should have invested the loan, or that the result of such inspections, in the opinion of the Bank, leads to the inference that the properties are not in good conditions, placing the Bank’s guarantee at risk; D) Enforcement brought against the Debtor and/or the Owner of the property provided as collateral for this loan; E) if the Creditor should have any news, report, communication or in any other way should learn that the Debtor has become insolvent in regards to payment to its vendors or other creditors, or that in the opinion of the Bank its financial situation places the payment of the loan at risk; and F) If according to the “Credit Risk Rules and Regulations” approved by the Monetary Board of any other provision approved by the Monetary Board in the future, the Bank is required to place the Debtor in any class that is not “A”. EIGHTH: (ENFORCEMENT) In the event of enforcement, the Debtor accepts and is compelled by the following terms: a) That those notices, citations, arraignments, communications and court and out of court proceedings made or addressed to the Debtor at the following address: Veintuna avenida siete guión noventa, zona once, Municipio de Guatemala, Departamento de Guatemala, place where it has established its special domicile for the effects of this agreement, be held as legally valid and delivered, except if the Bank is notified of any change and the copy of the notice with acknowledgment of receipt by the Bank is held by the Debtor; proof of having given such notice shall be borne by the Debtor accepting, in the event of not providing notice, as valid any notice made to the herein indicated address; b) The Debtor hereby accepts all accounts that the Bank creates with regards to this business as correct and precise and the balance required by the bank as immediately due and enforceable; c) The Parties acknowledge that the first certified copy of this document is a sufficient enforceable document; d) The Debtor waives the right to its respective domicile and submits to the jurisdiction of the courts of the Republic of Guatemala set out by the Bank; e) The Debtor accepts that loan balance amount serve as the basis of the auctions; f) Any escrow agent or receiver appointed by the Bank shall not be forced to provide any guarantee whatsoever, which the Debtor fully and expressly accepts, nor will the Bank be responsible for their performance; g) In the judicial collection of loan capital, the parties submit to the procedural system set in the Law of Banks and Financial Groups or the Civil and Commercial Procedural Code, at the Bank’s election, and may in any of case invoke the implementation of the other Law; and h) The Debtor relieves the Bank from the obligation to provide bonds in all corresponding cases, as well as the escrow agents and auditors appointed in the event of embargo or receivership. NINTH (ACCEPTANCE). The grantors, in the capacity in which they act, accept the terms of this deed and the Bank especially accepts the mortgage established herein, in its favor. I, the Notary, attest: To have had at sight the Certificate issued by the General Property Registry, document certifying the ownership of the real property provided as collateral and b) the Resolution of the Board of Directors, number six hundred and nine dash two thousand and nineteen (609-2019), dated November twenty, two thousand and nineteen (11/20/2019), authorizing the loan object of this agreement. At the request of the appearing parties, I read the written, informed such of their object, the legal effects of this agreement, the obligation to register such and, well aware of its content, object, validity and legal effects, they state that in the capacities in which they act, they ratify and sign along with the undersigned Notary, ALL OF WHICH I ATTEST. -----------------------------------------------------------------------------------------------------------

(Two illegible signatures). Before me (Illegible signature).------------------------------------------------------

FIRST CERTIFIED COPY OF PUBLIC DEED NUMBER: TWO HUNDRED AND SIXTY-NINE (269), authorized in this city on December six, two thousand and nineteen (12/06/2019) by the undersigned Notary, which for delivery to BANCO INDUSTRIAL, SOCIEDAD ANÓNIMA, I provide on six sheets, the first five of which are photocopies taken from their originals in my presents on this day, taxed on both sides, and the sixth, which is this one, containing this certificate; this agreement is exempt from the “Tax

Stamp”, according to number: sixteen (16) of Article eleven (11) under Decree number: thirty seven dash ninety-two (37-92) of Congress. In witness whereof, I issue, number, sign and seal this FIRST CERTIFIED COPY, at the same place where and on the same date that it was granted. I ATTEST. -----

(Illegible signature).--------------------------------------------------------------------------------------------------------

GENERAL PROPERTY REGISTRY. GUATEMALA, CENTRAL AMERICA. CERTIFICATE. ------------------------

Verifier Code: 9L09B70715C32.------------------------------------------------------------------------------------------

The registrations have been recorded and state the following:-------------------------------------------------

Registration reference number: 19S100717531---------------------------------------------------------------------

Mortgages. Registration number: 3. Property 5846. Folio 346. Book 352E of Guatemala. PRICESMART (GUATEMALA), SOCIEDAD ANÓNIMA acknowledges that it is the debtor of BANCO INDUSTRIAL, SOCIEDAD ANÓNIMA, for the amount of Q.160,000,000.00, amount to be paid in a term of 10 years, starting as of December 6, 2019. Interests have been freely and voluntarily agreed to on the capital balance owed during the first five years at a fixed rate of 7% per year and subsequently, as of the sixth year, at 7% a year. As a guarantee of the loan, which is assignable and without notification, the Debtor mortgages this property, which guarantees the payment of Q58,169,685.89 of capital, plus interests and costs, should such arise, and to guarantee the payment of Q101,830,314.11 of capital, interests and costs, should such arise, that are not guaranteed with the mortgage, the Debtor shall be personally liable for the collection of such amount. This mortgage occupies the Second Place. Deed number 269 authorized on December 6, 2019 by Notary LUIS AUGUSTO ZELAYA ESTRADÉ. Document(s) presented on December 2019 at 3:31:45 pm, which was (were) entered, along with its electronic copy(ies) under number 19R100321011. Fees: Q87,450.00. Guatemala, December 11, 2019. Operator: 148 Mariela Morales. (The seal of the Republic of Guatemala, signature of the person in charge of the General Property Registry and the stamp of the General Property Registry dated December 16, 2019, appear below.-----------------------------------------

End of the entries.-----------------------------------------------------------------------------------------------------------

Total amount of fees: Q87,450.00. Certification provided on 1 sheet. Guatemala City, December 13, 2019.---------------------------------------------------------------------------------------------------------------------------

This registration does not validate legal actions or contracts that are void according to law. Article 1146 Decree-law 106, Civil Code. (Signature of person in charge of the General Property Registry and seal of the Republic of Guatemala). -----------------------------------------------------------------------------

(Bar code). NOTE: The content of this certificate can be verified through any of the following options: a) By requesting a certificate before the General Property Registry, b) By obtaining a simple copy at the General Property Registry, or c) By visiting the webpage www.rgp.org.gt under the option “Validar razones de testimonio”. ---------------------------------------------------------------------------------------

Document No. 19R100321011. Page 1 of 1.--------------------------------------------------------------------------